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Exhibit 99.1

PHARMACOPEIA ANNOUNCES EFFECTIVENESS OF FORM 10 REGISTRATION STATEMENT OF PHARMACOPEIA DRUG DISCOVERY

        Princeton, New Jersey, April 19, 2004—Pharmacopeia, Inc. (Nasdaq: ACCL) today announced that the Securities and Exchange Commission has declared the registration statement on Form 10 of Pharmacopeia Drug Discovery, Inc. (PDD) effective, which is a condition to the completion of the spin-off of PDD to Pharmacopeia stockholders. As previously announced, the Board of Directors of Pharmacopeia has set the record and distribution dates for a dividend that will distribute to Pharmacopeia stockholders one share of PDD common stock for every two shares of Pharmacopeia common stock held. Fractional shares will not be distributed but will be aggregated and sold in the public market. The net cash proceeds of these sales will be distributed ratably to those stockholders who would have otherwise received fractional shares. This dividend is expected to occur on April 30, 2004. Information statements regarding the distribution will be mailed to Pharmacopeia stockholders of record as of the close of business on April 16, 2004. Pharmacopeia stockholders will not be required to take any action to receive the PDD common stock on the distribution date.

        The dividend is intended to qualify as a tax-free distribution to Pharmacopeia stockholders for U.S. federal income tax purposes (except for cash received in lieu of any fractional share interest). Payment of the dividend is subject to the satisfaction or waiver of certain conditions, including Pharmacopeia's receiving an opinion of counsel regarding the tax-free nature of the distribution.

        PDD common stock is expected to begin trading on a "when-issued" basis on The Nasdaq National Market on April 20, 2004 under the ticker symbol "PCOPV." During the "when-issued" trading period, from April 20, 2004 through the distribution date, which is expected to be April 30, 2004, Pharmacopeia common stock will continue to include the right to receive PDD common stock and will trade on The Nasdaq National Market under the current ticker "ACCL."

        Pharmacopeia (www.pharmacopeia.com) is a leader in enabling science and technology that accelerates and improves the drug discovery and chemical development processes. PDD integrates proprietary small molecule combinatorial and medicinal chemistry, high-throughput screening, in-vitro pharmacology, computational methods and informatics to discover and optimize lead compounds. Pharmacopeia's software subsidiary, Accelrys, develops and commercializes molecular modeling and simulation software for the life sciences and materials research markets, cheminformatics and decision support systems, and bioinformatics tools including gene sequence analysis. PDD is headquartered in Princeton, New Jersey. Accelrys is headquartered in San Diego, California.

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        When used anywhere in this document, the words "expects", "believes", "anticipates", "estimates" and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein may include statements addressing future financial and operating results of Pharmacopeia. Pharmacopeia has based these forward-looking statements on its current expectations about future events. Such statements are subject to risks and uncertainties including, but not limited to, the successful implementation of Pharmacopeia's strategic plans, the acceptance of new products, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions, completion of the spin-off of PDD and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its most recent report on Form 10-K and subsequent reports on Form 10-Q, and the registration statement on Form 10 that PDD has filed with the Securities and Exchange Commission. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Pharmacopeia/Accelrys Contact:

John J. Hanlon
Chief Financial Officer
Pharmacopeia, Inc.
(609) 452-3600
 irreq@pharmacopeia.com

PDD Contact:

Brian M. Posner
Vice President, Finance
Pharmacopeia Drug Discovery, Inc.
(609) 452-3600

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PHARMACOPEIA ANNOUNCES EFFECTIVENESS OF FORM 10 REGISTRATION STATEMENT OF PHARMACOPEIA DRUG DISCOVERY